Exhibit 99.1

OUTFRONT MEDIA REPORTS FOURTH QUARTER AND FULL YEAR 2014 RESULTS

Revenues of $395.0 million, up 14.9% in Q4 on a reported basis

Adjusted OIBDA of $120.6 million, up 9.4% in Q4 on a reported basis

Q4 AFFO of $79.1 million; Operating Income of $50.5 million; Net income of $27.8 million

Quarterly dividend increased 4.6% to $46.4 million, payable March 31, 2015

Special dividend of $8.2 million payable March 31, 2015

NEW YORK, February 26, 2015 – OUTFRONT Media Inc. (NYSE: OUT) today reported results for the quarter and full year ended December 31, 2014.

“We’re pleased to announce fourth quarter financial results that reflect solid business performance and the successful integration of the Van Wagner acquisition,” said Jeremy Male, Chairman & Chief Executive Officer. “The increase in our quarterly dividend reflects confidence that our business is poised for continued growth, and we’re confident that we’re executing on all the right steps to grow and enhance our business for the benefit of both our clients and our shareholders.”

Fourth Quarter Results

	Three Months Ended December 31,
	2014			2013
$ in Millions	Reported	On an Organic Basis[1]	REIT- Comparable Basis[2]	Reported	On an Organic Basis[1]	REIT- Comparable Basis[2]
Revenues	$395.0	$339.3	$395.0	$343.9	$336.8	$343.9
Adjusted OIBDA	$120.6	NA	$120.6	$110.2	NA	$104.8
Operating Income	$50.5	NA	$62.0	$76.7	NA	$53.8
Net Income	$27.8	NA	$34.2	$50.0	NA	$32.9
Funds From Operations (FFO)	$74.6	NA	$82.1	$82.7	NA	$76.3
Adjusted FFO (AFFO)	$79.1	NA	$79.1	$63.5	NA	$69.7

See Notes on Page 7

Fourth Quarter 2014 Results

Consolidated

Reported revenues of $395.0 million increased $51.1 million, or 14.9%, for the fourth quarter of 2014 as compared to the same prior-year period. On an organic basis, revenues of $339.3 million for the fourth quarter of 2014 were up 0.7% compared to the same prior-year period.

Reported billboard revenues of $281.9 million increased $42.0 million, or 17.5%, due to acquisitions, stronger local advertising sales and increased revenues from digital, partially offset by foreign currency exchange losses and softer market conditions in national advertising. On an organic basis, billboard revenues increased 1.0% over the fourth quarter of 2013.

Reported transit and other revenues of $113.1 million increased $9.1 million, or 8.8%, due to acquisitions, partially offset by softer market conditions in national advertising. On an organic basis, transit and other revenues increased 0.2% over the fourth quarter of 2013.

Total Operating expenses and Selling, General and Administrative expenses (“SG&A”) of $277.4 million grew $42.0 million, or 17.8%, primarily as a result of $38.9 million of expense related to acquisitions and $5.4 million of incremental stand-alone costs.

Reported Adjusted OIBDA of $120.6 million increased $10.4 million, or 9.4%.

Segment Results

United States

Reported revenues of $356.4 million increased $53.9 million, or 17.8%, for the fourth quarter of 2014 as compared to the same prior-year period. On an organic basis, revenues were $300.7 million for the fourth quarter of 2014, an increase of 0.5% from the same prior-year period, reflecting growth in digital revenues and stronger local advertising sales, partially offset by softer market conditions in national advertising. Reported Adjusted OIBDA of $123.2 million increased $17.0 million, or 16.0%, due to acquisitions, partially offset by $2.6 million of incremental standalone costs.

International

Reported revenues of $38.6 million decreased $2.8 million, or 6.8%, in the fourth quarter of 2014 as compared to the same prior-year period due to foreign currency exchange. Organic revenues increased $0.9 million, or 2.4%, led by solid growth in Canada and South America. Reported Adjusted OIBDA decreased $1.7 million to $7.4 million in the fourth quarter of 2014 as compared to the same prior-year period due to geographic mix and increased operating, marketing, and support costs.

Corporate

Corporate costs, excluding stock-based compensation, restructuring, and acquisition costs, increased $4.9 million to $10.0 million in the fourth quarter of 2014 compared to the same prior-year period, including $2.8 million of incremental stand-alone costs.

Full Year 2014 Results

Consolidated

Reported revenues of $1,353.8 million increased $59.8 million, or 4.6%, for the year ended December 31, 2014 as compared to the same prior-year period. On an organic basis, revenues of $1,295.5 million increased $28.1 million, or 2.2% compared to 2013.

Reported billboard revenues of $972.1 million increased $46.4 million, or 5.0%, due to acquisitions, stronger local advertising sales, and increased revenues from digital, partially offset by foreign currency exchange losses and softer market conditions in national advertising. Organic billboard revenues increased $13.9 million, or 1.5%, compared to 2013.

Reported transit & other revenues of $381.7 million increased $13.4 million, or 3.6%, due to acquisitions, partially offset by softer market conditions in national advertising. Organic transit and other revenues increased $14.2 million, or 4.0%, compared to 2013.

Total Operating expenses and SG&A of $950.8 million grew $64.1 million, or 7.2%, primarily as a result of $38.9 million of expense related to acquisitions, $19.6 million of incremental stand-alone costs, increased lease expenses and increased compensation-related expenses.

Reported Adjusted OIBDA of $413.4 million decreased $1.4 million, or 0.3%.

Segment Results

United States

Reported revenues of $1,198.8 million increased $68.7 million, or 6.1%, for the year ended December 31, 2014 as compared to the same prior-year period. On an organic basis, revenues were $1,140.5 million, an increase of 2.1% from the same prior-year period, reflecting increased revenues from digital and stronger local advertising sales offset by softer market conditions in national advertising. Reported Adjusted OIBDA of $416.2 million increased $9.8 million, or 2.4%, due primarily to acquisitions, partially offset by $9.2 million of incremental standalone costs.

International

Reported revenues of $155.0 million decreased $8.9 million, or 5.4%, due primarily to foreign currency exchange. Organic revenues increased $4.2 million, or 2.8%, led by solid growth in Canada and South America. Reported Adjusted OIBDA decreased $4.8 million to $24.3 million due to geographic mix and increased operating, marketing, and support costs.

Corporate

Corporate costs, excluding stock-based compensation, restructuring, and acquisition costs, increased $6.4 million to $27.1 million compared to the same prior-year period, including $10.4 million of incremental stand-alone costs.

Interest Expense

Net Interest expense in the fourth quarter of 2014 was $27.5 million, reflecting the incurrence of $1.6 billion of indebtedness on January 31, 2014 and $600 million of indebtedness on October 1, 2014 related to acquisitions. Net interest expense in the fourth quarter of 2014 includes $1.4 million for amortization of deferred financing costs. The weighted average cost of debt at December 31, 2014, was 4.6%.

Income Taxes

The benefit from income taxes was $3.1 million in the fourth quarter of 2014 compared to a provision of $26.1 million in the fourth quarter of 2013. On July 17, 2014, we began operating in a manner that will allow us to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes for the tax year commencing July 17, 2014 and ending December 31, 2014. The effective income tax rate would have been 5.3% for the three months ended December 31, 2013 had we been operating as a REIT for that period. Cash paid for income taxes in the fourth quarter of 2014 was $21.6 million as compared to $37.5 million in the same prior-year period.

Net Income per Common Share

On December 31, 2014, we issued 16.5 million shares of common stock in connection with a special dividend related to our REIT qualification. Net income attributable to common shareholders was $27.8 million in the fourth quarter of 2014 as compared to $50.0 million in the same prior-year period. Net income for the fourth quarter of 2014 was impacted by the incurrence of interest expense, incremental stand-alone costs, restructuring charges, and acquisition costs, partially offset by lower taxes due to our conversion to a REIT. Diluted weighted average shares outstanding were 120.7 million for the fourth quarter of 2014. Net income per diluted weighted average share was $0.23 for the fourth quarter of 2014 as compared to $0.41 in the same prior-year period. Net income per diluted weighted average share on a REIT-comparable basis was $0.28 for the fourth quarter of 2014 as compared to $0.27 in the same prior-year period.

FFO & AFFO

FFO was $74.6 million in the fourth quarter of 2014, a decrease of $8.1 million from the same prior-year period, driven primarily by lower net income as a result of higher interest expense and restructuring and acquisition costs, partially offset by acquisitions and lower income tax. FFO would have been $76.3 million in the fourth quarter of 2013 had we been operating as a REIT. AFFO was $79.1 million in the fourth quarter of 2014, an increase of $15.6 million over the same prior-year period due to acquisitions and lower income taxes due to our conversion to a REIT. AFFO would have been $69.7 million in the fourth quarter of 2013 had we been operating as a REIT.

Cash Flow & Capital Expenditures

Net cash flow provided by operating activities of $262.8 million for the year ended December 31, 2014 decreased compared to $281.1 million during the same prior-year period due to higher interest expense, restructuring and acquisition costs, partially offset by acquisitions and lower income tax. Total capital expenditures increased $3.3 million to $64.2 million for the year ended December 31, 2014.

Dividends

For the year ended December 31, 2014, recurring dividends paid in cash were $133.2 million. In connection with the special dividend to distribute the Company’s accumulated earnings and profits as of July 17, 2014, the date the Company began operating in a manner that will allow it to qualify as a REIT for U.S. federal income tax purposes (the “E&P Purge”), the Company paid approximately $109.5 million in cash, and issued approximately 16.5 million new shares of our common stock.

The Company announced today that its board of directors has approved a special cash dividend on the Company’s common stock of approximately $8.2 million, or $0.06 per share based on the number of shares of common stock outstanding on December 31, 2014 of approximately 136.6 million, comprised of a “top-up” of the 2014 annual dividend for REIT distributable income. This $8.2 million special cash dividend represents the balance of 100% of the Company’s 2014 REIT distributable income since becoming a REIT on July 17, 2014, over the recurring dividends paid on September 30, 2014 and December 15, 2014. The special cash dividend is payable on March 31, 2015, to shareholders of record at the close of business on March 11, 2015.

The Company also announced today that its board of directors has approved a quarterly cash dividend on the Company’s common stock of $46.4 million, representing a 4.6% increase over the $44.4 million dividend paid for the quarter ended December 31, 2014 The new regular quarterly cash dividend is $0.34 per share based on the number of shares of common stock outstanding on December 31, 2014 of approximately 136.6 million, including approximately 16.5 million new shares issued in the E&P Purge, and is payable on March 31, 2015, to shareholders of record at the close of business on March 11, 2015.

Balance Sheet and Liquidity

As of December 31, 2014, the Company’s liquidity position included cash of $28.5 million and $404.4 million of availability under its $425.0 million revolving credit facility, net of $20.6 million of letters of credit outstanding. Total debt outstanding at December 31, 2014 was $2.2 billion, primarily consisting of a $798.3 million term loan and $1.4 billion of senior unsecured notes.

Conference Call

The Company will host a conference call to discuss the results on February 26, 2015 at 4:30 p.m. Eastern Time. The conference call numbers are 877-795-3648 (U.S. callers) and 719-325-4752 (International callers) and the passcode for both is 3318796. Live and replay versions of the conference call will be webcast in the Investor Relations section of the Company’s website, www.OUTFRONTmedia.com.

Supplemental Materials

In addition to this press release, the Company has provided a supplemental investor presentation which can be viewed on the Company’s website, www.OUTFRONTmedia.com.

About OUTFRONT Media Inc.

OUTFRONT Media (NYSE: OUT), formerly CBS Outdoor, is one of the largest out-of-home media companies in the Americas and has a major presence in top markets throughout the United States, Canada, Mexico and South America. With billboard and transit properties, a prime asset focus, and a growing network of digital displays, OUTFRONT Media gives advertisers both breadth and depth of audience across key geographies, as well as engaging ways to connect with increasingly mobile consumers.

Contact:
Investors:	Media:
Gregory Lundberg	Carly Zipp
Senior Vice President, Investor Relations	Director of Communications
(212) 297-6441	(212) 297-6479
greg.lundberg@OUTFRONTmedia.com	carly.zipp@OUTFRONTmedia.com

Non-GAAP Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) provided throughout this document, this document and the accompanying tables include non-GAAP financial measures as described below. We calculate revenues on a constant dollar basis as reported revenues excluding the impact of foreign currency exchange rates between periods. We provide constant dollar revenues to understand the underlying growth rate of revenue excluding the impact of changes in foreign currency exchange rates between periods, which are not under management’s direct control. Our management believes constant dollar revenues are useful to users because it enables them to better understand the level of growth of our business period to period. We calculate organic revenues by adjusting to exclude revenues associated with significant acquisitions and divestitures, business lines we no longer operate, and the impact of foreign currency exchange rates (“non-organic revenues”). We provide organic revenues to understand the underlying growth rate of revenue excluding the impact of non-organic revenue items. Our management believes organic revenues are useful to users because it enables them to better understand the level of growth of our business period to period. We calculate Adjusted OIBDA as operating income before depreciation, amortization, net (gains) losses on dispositions, stock-based compensation, restructuring charges and costs related to the Van Wagner acquisition. We calculate Adjusted OIBDA margin by dividing Adjusted OIBDA by total revenues. Adjusted OIBDA and Adjusted OIBDA margin are among the primary measures we use for managing our business, evaluating our operating performance and planning and forecasting future periods, as each is an important indicator of our operational strength and business performance. Our management believes users of our financial data are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in managing, planning and executing our business strategy. Our management also believes that the presentations of Adjusted OIBDA and Adjusted OIBDA margin, as supplemental measures, are useful in evaluating our business because eliminating certain non-comparable items highlight operational trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. It is management’s opinion that these supplemental measures provide users with an important perspective on our operating performance and also make it easier for users to compare our results with other companies that have different financing and capital structures or tax rates. We calculate FFO in accordance with the definition established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO reflects net income adjusted to exclude gains and losses from the sale of real estate assets, depreciation and amortization of real estate assets and amortization of direct lease acquisition costs, as well as the same adjustments for our equity based investments, as applicable. We calculate AFFO as FFO adjusted to include cash paid for direct lease acquisition costs as such costs are generally amortized over a period ranging from four weeks to one year and therefore are incurred on a regular basis. AFFO also includes cash paid for maintenance capital expenditures since these are routine uses of cash that are necessary for our operations. In addition, AFFO excludes costs related to the Van Wagner acquisition and restructuring charges, as well as certain non-cash items, including non-real estate depreciation and amortization, deferred income taxes, stock-based compensation expense, accretion expense, the non-cash effect of straight-line rent and amortization of deferred financing costs. We use FFO and AFFO measures for managing our business and for planning and forecasting future periods, and each is an important indicator of our operational strength and business performance, especially compared to other REITs. Our management believes users are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in managing, planning and executing our business strategy. Our management also believes that the presentations of FFO, AFFO, and related per adjusted weighted average share amounts, as supplemental measures, are useful in evaluating our business because adjusting results to reflect items that have more bearing on the operating performance of REITs highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. It is management’s opinion that these supplemental measures provide users with an important perspective on our operating performance and also make it easier to compare our results to other companies in our industry, as well as to REITs. We present weighted average shares on an adjusted basis for basic earnings per share (“EPS”) to give effect to the 23,000,000 shares issued on April 2, 2014, in connection with the initial public offering, the 97,000,000 shares outstanding after our stock split and 16,536,001 shares issued in connection with the E&P Purge, and on an adjusted basis for diluted EPS to also give effect to dilutive potential shares from grants of restricted share units, performance-based restricted share units and stock options. Our management believes that these presentations are useful in evaluating our business because they allow users to evaluate our basic and diluted per share results after giving effect to the issuance of shares of our common stock in connection with our initial public offering and the E&P Purge, which increased our outstanding shares of common stock. We calculate Adjusted OIBDA and Adjusted OIBDA margin in the three months and year ended December 31, 2014 and 2013, on a REIT-comparable basis, by adjusting to include incremental costs associated with operating as a stand-alone public company of $5.4 million ($3.2 million, net of tax) incurred in the three months ended December 31, 2014, and $19.6 million ($11.7 million, net of tax) in the year ended December 31, 2014. We calculate operating income, net income, FFO, AFFO, and related per weighted average share and per adjusted weighted average share amounts, in the three months and year ended December 31, 2014 and 2013, on a REIT-comparable basis, by adjusting to (1) exclude restructuring charges of $3.6 million ($3.0 million, net of tax) and $9.8 million ($8.6 million, net of tax) incurred in the three months and year ended

December 31, 2014, respectively, and costs related to the Van Wagner acquisition of $9.0 million ($7.8 million, net of tax) and $10.4 million ($9.1 million, net of tax), incurred in the three months and year ended December 31, 2014, respectively, (2) exclude net gains on dispositions incurred in the three months and year ended December 31, 2013 and 2014 (which included a significant net gain of $9.8 million incurred on the disposition of most of our billboards in Salt Lake City in exchange for billboards in New Jersey and a gain of $17.5 million associated with the disposition of our transit shelter operations in Los Angeles in 2013), (3) include incremental costs associated with operating as a stand-alone public company of $5.4 million ($3.2 million, net of tax) incurred in the three months ended December 31, 2014, and $19.6 million ($11.7 million, net of tax) in the year ended December 31, 2014, and interest expense of $18.5 million, ($11.0 million, net of tax) incurred in the three months ended December 31, 2014, and $75.7 million ($45.3 million, net of tax) in the year ended December 31, 2014, relating to our entry into our senior credit facilities, the issuance of our senior notes in the first quarter of 2014 and the lender commitment to provide a senior unsecured bridge term loan facility for the purpose of financing the Van Wagner acquisition, (4) with respect to FFO and related per adjusted weighted average share amounts only, exclude an income tax benefit from the reversal of deferred tax liabilities due to our REIT conversion of $3.3 million and $235.6 million in the three months and year ended December 31, 2014, respectively, (5) with respect to AFFO and related per adjusted weighted average share amounts only, include amortization of deferred financing costs incurred in the three months and year ended December 31, 2014, of $1.0 million and $11.7 million, respectively, relating to our entry into our senior credit facilities, the issuance of our senior notes in the first quarter of 2014 and the lender commitment to provide a senior unsecured bridge term loan facility for the purpose of financing the Van Wagner acquisition, and (6) with respect to net income, FFO and AFFO, and related per weighted average share and per adjusted weighted average share amounts only, exclude income taxes that would not have been incurred had we been operating as a REIT in the three months and year ended December 31, 2013 and 2014. Our management believes these adjusted presentations are useful in evaluating our business because they allow users to compare our operating performance for 2013 against the operating performance of the periods presented for 2014, taking into account certain significant costs arising as a result of our split-off and the Van Wagner acquisition, as well as the REIT tax treatment that would have applied had we been operating as a REIT for the periods presented. Since constant dollar revenues, organic revenues, Adjusted OIBDA, Adjusted OIBDA margin, FFO, AFFO, adjusted weighted average shares for basic and diluted EPS, and, on a REIT-comparable basis, operating income, net income, Adjusted OIBDA, Adjusted OIBDA margin, FFO and AFFO, and, in each case, as applicable, related per weighted average share and per adjusted weighted average share amounts, are not measures calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, revenues, operating income, net income, weighted average shares outstanding for basic and diluted EPS, and net income per common share for basic and diluted EPS, the most directly comparable GAAP financial measures, as indicators of operating performance. These measures, as we calculate them, may not be comparable to similarly titled measures employed by other companies. In addition, these measures do not necessarily represent funds available for discretionary use and are not necessarily a measure of our ability to fund our cash needs.

Please see Exhibits 4-7 of this release for a reconciliation of the above non-GAAP financial measures to the most directly comparable GAAP financial measures.

Cautionary Statement Concerning Forward-Looking Statements

We have made statements in this document that are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “would,” “may,” “might,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “projects,” “predicts,” “estimates,” “poised” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions related to our REIT status and our capital resources, portfolio performance and results of operations. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and may not be able to be realized. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: declines in advertising and general economic conditions; competition; government regulation; our inability to increase the number of digital advertising displays in our portfolio; taxes, fees and registration requirements; our ability to obtain and renew key municipal concessions on favorable terms; decreased government compensation for the removal of lawful billboards; content-based restrictions on outdoor advertising; environmental, health and safety laws and regulations; seasonal variations; acquisitions and other strategic transactions that we may pursue could have a negative effect on our results of operations; time and resources to comply with rules and regulations as a stand-alone public company; incremental costs incurred as a stand-alone public company; dependence on our management team and advertising executives; the ability of our board of directors to cause us to issue additional shares of stock without stockholder approval; certain provisions of Maryland law may limit the ability of a third party to acquire control of us; our rights and the rights of our stockholders to take action against our directors and officers are limited; our substantial indebtedness; restrictions in the agreements governing our indebtedness; incurrence of additional debt; interest rate risk exposure from our variable-rate indebtedness; our ability to generate cash to service our indebtedness; hedging transactions; establishing an operating partnership; asset impairment charges for goodwill; diverse risks in our international business; a breach of our security measures; failure to comply with regulations regarding privacy and data protection; failing to establish in a timely manner “OUTFRONT” as an independently recognized brand name with a strong reputation; the financial information included in our filings with the Securities and Exchange Commission (the “SEC”) may not be a reliable indicator of our future results; cash available for distributions; legislative, administrative, regulatory or other actions affecting REITs, including positions taken by the Internal Revenue Service (the “IRS”); our failure to remain qualified to be taxed as a REIT; REIT ownership limits; REIT distribution requirements; availability of external sources of capital; we may face other tax liabilities even if we remain qualified to be taxed as a REIT; complying with REIT requirements may cause us to liquidate investments or forgo otherwise attractive opportunities; our ability to contribute certain contracts to a taxable REIT subsidiary (“TRS”); our planned use of TRSs may cause us to fail to remain qualified to be taxed as a REIT; our ability to hedge effectively; failure to meet the REIT income tests as a result of receiving non-qualifying income; even if we remain qualified to be taxed as a REIT, and we sell assets, we could be subject to tax on any unrealized net built-in gains in the assets held before electing to be treated as a REIT; the IRS may deem the gains from sales of our outdoor advertising assets to be subject to a 100% prohibited transaction tax; our lack of an operating history as a REIT; we may not be able to engage in desirable strategic or capital-raising transactions as a result of our separation from CBS Corporation, and we could be liable for adverse tax consequences resulting from engaging in significant strategic or capital-raising transactions; and other factors described in our filings with the SEC, including but not limited to the section entitled “Risk Factors” in our prospectus filed with the SEC on January 2, 2015. All forward-looking statements in this document apply as of the date of this document or as of the date they were made and, except as required by applicable law, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors of new information, data or methods, future events or other changes.

NOTES TO COVER TABLE

1.	Organic revenues exclude revenues associated with significant acquisitions and divestitures, business lines we no longer operate, and the impact of foreign currency exchange rates (“non-organic revenues”).

2.	Presents Adjusted OIBDA, on a REIT-comparable basis, by adjusting to include incremental costs associated with operating as a stand-alone public company of $5.4 million ($3.2 million, net of tax) incurred in the three months ended December 31, 2014, and $19.6 million ($11.7 million, net of tax) in the year ended December 31, 2014. Presents operating income, net income and FFO and AFFO, on a REIT-comparable basis, by adjusting to (1) exclude restructuring charges of $3.6 million ($3.0 million, net of tax) and $9.8 million ($8.6 million, net of tax) incurred in the three months and year ended December 31, 2014, respectively, and costs related to the Van Wagner acquisition of $9.0 million ($7.8 million, net of tax) and $10.4 million ($9.1 million, net of tax), incurred in the three months and year ended December 31, 2014, respectively, (2) exclude net gains on dispositions incurred in the three months and year ended December 31, 2013 and 2014 (which included a significant net gain of $9.8 million incurred on the disposition of most of our billboards in Salt Lake City in exchange for billboards in New Jersey and a gain of $17.5 million associated with the disposition of our transit shelter operations in Los Angeles in 2013), (3) include incremental costs associated with operating as a stand-alone public company of $5.4 million ($3.2 million, net of tax) incurred in the three months ended December 31, 2014, and $19.6 million ($11.7 million, net of tax) in the year ended December 31, 2014, and interest expense of $18.5 million, ($11.0 million, net of tax) incurred in the three months ended December 31, 2014, and $75.7 million ($45.3 million, net of tax) in the year ended December 31, 2014, relating to our entry into our senior credit facilities, the issuance of our senior notes in the first quarter of 2014 and the lender commitment to provide a senior unsecured bridge term loan facility for the purpose of financing the Van Wagner acquisition, (4) with respect to FFO and related per adjusted weighted average share amounts only, exclude an income tax benefit from the reversal of deferred tax liabilities due to our REIT conversion of $3.3 million and $235.6 million in the three months and year ended December 31, 2014, respectively, (5) with respect to AFFO and related per adjusted weighted average share amounts only, include amortization of deferred financing costs incurred in the three months and year ended December 31, 2014, of $1.0 million and $11.7 million, respectively, relating to our entry into our senior credit facilities, the issuance of our senior notes in the first quarter of 2014 and the lender commitment to provide a senior unsecured bridge term loan facility for the purpose of financing the Van Wagner acquisition, and (6) with respect to net income, FFO and AFFO only, exclude income taxes that would not have been incurred had we been operating as a REIT in the three months and year ended December 31, 2013 and 2014.

See “Non-GAAP Financial Measures” for an explanation of these non-GAAP financial measures, and see Exhibits 4-7 in this document for a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

EXHIBITS

Exhibit 1: CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited) See Notes on Page 16

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except per share amounts)	2014	2013	2014	2013
Revenues:
Billboard	$281.9	$239.9	$972.1	$925.7
Transit and other	113.1	104.0	381.7	368.3

Total revenues	395.0	343.9	1,353.8	1,294.0
Expenses:
Operating	214.2	182.4	726.5	686.9
Selling, general and administrative	63.2	53.0	224.3	199.8
Restructuring charges	3.6	—	9.8	—
Acquisition costs	9.0	—	10.4	—
Net gain on dispositions	(1.1)	(17.5)	(2.5)	(27.3)
Depreciation	27.9	26.2	107.2	104.5
Amortization	27.7	23.1	95.0	91.3

Total expenses	344.5	267.2	1,170.7	1,055.2

Operating income	50.5	76.7	183.1	238.8
Interest income (expense)	(27.5)	—	(84.8)	—
Other income (expense), net	0.2	(1.2)	(0.3)	(1.2)

Income before provision for income taxes and equity in earnings of investee companies	23.2	75.5	98.0	237.6
Benefit (provision) for income taxes	3.1	(26.1)	206.0	(96.6)
Equity in earnings of investee companies, net of tax	1.5	0.6	2.9	2.5

Net income	$27.8	$50.0	$306.9	$143.5

Net income per common share:
Basic	$0.23	$0.42	$2.69	$1.26

Diluted	$0.23	$0.41	$2.67	$1.25

Weighted average shares outstanding:
Basic	120.2	120.2	114.3	114.3

Diluted	120.7	120.7	114.8	114.8

Net income per adjusted weighted average share(a):
Basic	$0.20	$0.37	$2.25	$1.05

Diluted	$0.20	$0.36	$2.24	$1.05

Adjusted weighted average shares(a):
Basic	136.5	136.5	136.5	136.5

Diluted	137.0	137.0	137.0	137.0

Exhibit 2: CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(Unaudited) See Notes on Page 16

	As of
(in millions)	December 31, 2014	December 31, 2013
Assets:
Current assets:
Cash and cash equivalents	$28.5	$29.8
Receivables, less allowance ($14.2 in 2014 and $15.7 in 2013)	217.5	178.8
Deferred income tax assets, net	2.3	24.5
Prepaid lease and transit franchise costs	68.2	62.7
Other prepaid expenses	26.1	15.5
Other current assets	12.7	5.9

Total current assets	355.3	317.2
Property and equipment, net	782.9	755.4
Goodwill	2,154.2	1,865.7
Intangible assets	633.2	364.4
Other assets	98.0	52.8

Total assets	$4,023.6	$3,355.5

Liabilities:
Current liabilities:
Accounts payable	$75.2	$80.0
Accrued compensation	34.6	28.2
Accrued interest	18.0	0.1
Accrued lease costs	34.4	17.7
Other accrued expenses	47.4	37.7
Deferred revenues	18.6	22.9
Other current liabilities	27.0	25.6

Total current liabilities	255.2	212.2
Long-term debt	2,198.3	—
Deferred income tax liabilities, net	17.2	288.5
Asset retirement obligation	36.6	31.7
Other liabilities	70.8	68.7

Total liabilities	2,578.1	601.1

Commitments and contingencies

Stockholders’ equity/invested equity:
Common stock (2014 - 450.0 shares authorized, and 136.6 shares issued and outstanding; 2013 - no shares authorized, issued or outstanding)	1.4	—
Additional paid-in capital	1,911.2	—
Retained earnings	(377.0)	—
Invested capital	—	2,829.5
Accumulated other comprehensive loss	(90.1)	(75.1)

Total stockholders’ equity	1,445.5
Total invested equity	—	2,754.4

Total liabilities and stockholders’ equity/invested equity	$4,023.6	$3,355.5

Exhibit 3: CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited) See Notes on Page 16

	Year Ended December 31,
(in millions)	2014	2013
Operating activities:
Net income	306.9	143.5
Adjustments to reconcile net income to net cash flow provided by operating activities:
Depreciation and amortization	202.2	195.8
Deferred tax benefit	(249.5)	(15.5)
Stock-based compensation	16.0	7.5
Provision for doubtful accounts	2.9	0.4
Accretion expense	2.3	2.2
Net gain on dispositions	(2.5)	(27.3)
Equity in earnings of investee companies, net of tax	(2.9)	(2.5)
Distributions from investee companies	7.4	4.4
Amortization of deferred financing costs and debt discount	12.1	—
Change in assets and liabilities, net of investing and financing activities
(Increase) decrease in receivables	(0.6)	(7.1)
(Increase) decrease in prepaid expenses and other current assets	(6.4)	9.5
(Increase) decrease in accounts payable and accrued expenses	(5.8)	(32.2)
Increase (decrease) in deferred revenues	(9.8)	7.1
Increase (decrease) in income taxes	(9.0)	(6.5)
Other, net	(0.5)	1.8

Net cash flow provided by operating activities	262.8	281.1

Investing activities:
Capital expenditures(b)	(64.2)	(60.9)
Acquisitions	(735.7)	(11.5)
Investments in investee company	(3.0)	—
Proceeds from dispositions	4.5	28.7

Net cash flow used for investing activities	(798.4)	(43.7)

Financing activities:
Proceeds from IPO	615.0	—
Proceeds from long-term debt borrowings - term loans and senior notes	1,598.0	—
Proceeds from long-term debt borrowings - new senior notes	599.3	—
Deferred financing costs	(42.7)	—
Excess tax benefit from stock-based compensation	—	5.8
Distribution of debt and IPO proceeds to CBS	(2,038.8)	—
Net cash contribution from (distribution to) CBS	49.3	(232.6)
Dividends	(133.2)	—
Special dividend	(109.5)	—
Other	(0.8)	(0.2)

Net cash flow provided by (used for) financing activities	536.6	(227.0)

Effect of exchange rate changes on cash and cash equivalents	(2.3)	(0.8)

Net increase (decrease) in cash and cash equivalents	(1.3)	9.6
Cash and cash equivalents at beginning of period	29.8	20.2

Cash and cash equivalents at end of period	$28.5	$29.8

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$53.0	$112.8
Cash paid for interest	55.1	—

Exhibit 4: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited) See Notes on Page 16

	Three months ended December 31, 2014
(in millions)	U.S.	International	Corporate	Consolidated
Revenues:
Billboard	$251.3	$30.6	$—	$281.9
Transit and other	105.1	8.0	—	113.1

Total revenues	$356.4	$38.6	$—	$395.0

Organic revenues(c):
Billboard	$208.7	$30.6	$—	$239.3
Transit and other	92.0	8.0	—	100.0

Total organic revenues(c)	$300.7	$38.6	$—	$339.3

Non-organic revenues(d):
Billboard	$42.6	$—	$—	$42.6
Transit and other	13.1	—	—	13.1

Total non-organic revenues(d)	$55.7	$—	$—	$55.7

Operating income (loss)	$75.8	$0.3	$(25.6)	$50.5
Restructuring charges	—	—	3.6	3.6
Acquisition costs	—	—	9.0	9.0
Net (gain) loss on dispositions	(1.2)	0.1	—	(1.1)
Depreciation and amortization	48.6	7.0	—	55.6
Stock-based compensation	—	—	3.0	3.0

Adjusted OIBDA	$123.2	$7.4	$(10.0)	$120.6

Adjusted OIBDA margin	34.6%	19.2%	*	30.5%
Capital expenditures(b)	$19.4	$1.2	$—	$20.6

	Three months ended December 31, 2013
(in millions)	U.S.	International	Corporate	Consolidated	In Constant $(e)
Revenues:
Billboard	$206.8	$33.1	$—	$239.9	$237.0
Transit and other	95.7	8.3	—	104.0	103.2

Total revenues	302.5	41.4	—	343.9	$340.2

Organic revenues(c):
Billboard	$206.8	$30.2	$—	$237.0	$237.0
Transit and other	92.3	7.5	—	99.8	99.8

Total organic revenues(c)	$299.1	$37.7	$—	$336.8	$336.8

Non-organic revenues(d):
Billboard	$—	$2.9	$—	$2.9	$—
Transit and other	3.4	0.8	—	4.2	3.4

Total non-organic revenues(d)	$3.4	$3.7	$—	$7.1	$3.4

Operating income (loss)	$81.7	$1.8	$(6.8)	$76.7
Net (gain) loss on dispositions	(17.5)	—	—	(17.5)
Depreciation and amortization	42.0	7.3	—	49.3
Stock-based compensation	—	—	1.7	1.7

Adjusted OIBDA	106.2	9.1	(5.1)	110.2
Incremental stand-alone costs	(2.6)	—	(2.8)	(5.4)

Adjusted OIBDA, on a REIT-comparable basis	$103.6	$9.1	$(7.9)	$104.8

Adjusted OIBDA margin	35.1%	22.0%	*	32.0%
Adjusted OIBDA margin, on a REIT-comparable basis	34.2%	22.0%	*	30.5%
Capital expenditures(b)	$17.0	$2.4	$—	$19.4

	Year Ended December 31, 2014
(in millions)	U.S.	International	Corporate	Consolidated
Revenues:
Billboard	$851.0	$121.1	$—	$972.1
Transit and other	347.8	33.9	—	381.7

Total Revenues	$1,198.8	$155.0	$—	$1,353.8

Organic revenues(c):
Billboard	$808.4	$121.1	$—	$929.5
Transit and other	332.1	33.9	—	366.0

Total organic revenues(c)	$1,140.5	$155.0	$—	$1,295.5

Non-organic revenues(d):
Billboard	$42.6	$—	$—	$42.6
Transit and other	15.7	—	—	15.7

Total non-organic revenues(d)	$58.3	$—	$—	$58.3

Operating income (loss)	$244.3	$(3.5)	$(57.7)	$183.1
Restructuring charges	—	—	9.8	9.8
Acquisition costs	—	—	10.4	10.4
Net (gain) loss on dispositions	(2.5)	—	—	(2.5)
Depreciation and amortization	174.4	27.8	—	202.2
Stock-based compensation	—	—	10.4	10.4

Adjusted OIBDA	$416.2	$24.3	$(27.1)	$413.4

Adjusted OIBDA margin	34.7%	15.7%	*	30.5%

Capital expenditures(b)	$56.8	$7.4	$—	$64.2

	Year Ended December 31, 2013
(in millions)	U.S.	International	Corporate	Consolidated	In Constant $(e)
Revenues:
Billboard	$796.6	$129.1	$—	$925.7	$915.6
Transit and other	333.5	34.8	—	368.3	365.3

Total revenues	$1,130.1	$163.9	$—	$1,294.0	$1,280.9

Organic revenues(c):
Billboard	$796.6	$119.0	$—	$915.6	$915.6
Transit and other	320.0	31.8	—	351.8	351.8

Total organic revenues(c)	$1,116.6	$150.8	$—	$1,267.4	$1,267.4

Non-organic revenues(d):
Billboard	$—	$10.1	$—	$10.1	$—
Transit and other	13.5	3.0	—	16.5	13.5

Total non-organic revenues(d)	$13.5	$13.1	$—	$26.6	$13.5

Operating income (loss)	$267.1	$(0.1)	$(28.2)	$238.8
Net (gain) loss on dispositions	(27.5)	0.2	—	(27.3)
Depreciation and amortization	166.8	29.0	—	195.8
Stock-based compensation	—	—	7.5	7.5

Adjusted OIBDA	406.4	29.1	(20.7)	414.8
Incremental stand-alone costs	(9.2)	—	(10.4)	(19.6)

Adjusted OIBDA, on a REIT-comparable basis	$397.2	$29.1	$(31.1)	$395.2

Adjusted OIBDA margin	36.0%	17.8%	*	32.1%
Adjusted OIBDA margin, on a REIT-comparable basis	35.1%	17.8%	*	30.5%

Capital expenditures(b)	$54.1	$6.8	$—	$60.9

Exhibit 5: NON-GAAP CONSOLIDATED ADJUSTED STATEMENT OF OPERATIONS

(Unaudited) See Notes on Page 16

	Three Months Ended December 31,
	2014						2013
(in millions, except per share amounts)	Reported	Net Gain on Dispositions (f)	Restructuring Charges (g)	Costs Related to the Acquisition (h)	REIT Tax Adjustment (i)	REIT- Comparable	Reported	Net Gain on Dispositions (f)	Stand- Alone Costs (j)	Interest Expense (k)	REIT Tax Adjustment (i)	REIT- Comparable
Revenues	395.0	$—	$—	$—	$—	$395.0	343.9	$—	$—	$—	$—	$343.9
Operating	214.2					214.2	182.4					182.4
Selling, general and administrative	63.2					63.2	53.0		5.4			58.4
Restructuring charges	3.6		(3.6)			—	—					—
Acquisition costs	9.0			(9.0)		—	—					—
Net gain on dispositions	(1.1)	1.1				—	(17.5)	17.5				—
Depreciation	27.9					27.9	26.2					26.2
Amortization	27.7					27.7	23.1					23.1

Operating income	50.5	(1.1)	3.6	9.0	—	62.0	76.7	(17.5)	(5.4)	—	—	53.8
Interest expense	(27.5)					(27.5)	—			(18.5)		(18.5)
Other expense, net	0.2					0.2	(1.2)					(1.2)

Income before provision for income taxes and equity in earnings of investee companies	23.2	(1.1)	3.6	9.0		34.7	75.5	(17.5)	(5.4)	(18.5)		34.1
Benefit (provision) for income taxes	3.1		(0.6)	(1.2)	(3.3)	(2.0)	(26.1)	6.8	2.2	7.5	7.8	(1.8)
Equity in earnings in investee companies, net of tax	1.5					1.5	0.6					0.6

Net income	$27.8	$(1.1)	$3.0	$7.8	$(3.3)	$34.2	$50.0	$(10.7)	$(3.2)	$(11.0)	$7.8	$32.9

Net income per common share(l):
Basic	$0.23					$0.28	$0.42					$0.27

Diluted	$0.23					$0.28	$0.41					$0.27

Net income per adjusted weighted average share(a)(m)(n):
Basic	$0.20					$0.25						$0.24

Diluted	$0.20					$0.25						$0.24

NON-GAAP CONSOLIDATED ADJUSTED STATEMENT OF OPERATIONS

(Unaudited) See Notes on Page 16

	Year Ended December 31,
	2014						2013
(in millions, except per share amounts)	Reported	Net Gain on Dispositions (f)	Restructuring Charges (g)	Costs Related to the Acquisition (h)	REIT Tax Adjustment (i)	REIT- Comparable	Reported	Net Gain on Dispositions (f)	Stand- Alone Costs (j)	Interest Expense (k)	REIT Tax Adjustment (i)	REIT- Comparable
Revenues	$1,353.8	$—	$—	$—	$—	$1,353.8	$1,294.0	$—	$—	$—	$—	$1,294.0
Operating	726.5					7 26.5	686.9					686.9
Selling, general and administrative	224.3					224.3	199.8		19.6			219.4
Restructuring charges	9.8		(9.8)			—	—					—
Acquisition costs	10.4			(10.4)		—	—					—
Net gain on dispositions	(2.5)	2.5				—	(27.3)	27.3				—
Depreciation	107.2					107.2	104.5					104.5
Amortization	95.0					95.0	91.3					91.3

Operating income	183.1	(2.5)	9.8	10.4	—	200.8	238.8	(27.3)	(19.6)	—	—	191.9
Interest expense	(84.8)					(84.8)	—			(75.7)		(75.7)
Other expense, net	(0.3)					(0.3)	(1.2)					(1.2)

Income before provision for income taxes and equity in earnings of investee companies	98.0	(2.5)	9.8	10.4		115.7	237.6	(27.3)	(19.6)	(75.7)		115.0
Benefit (provision) for income taxes	206.0	0.4	(1.2)	(1.3)	(209.1)	(5.2)	(96.6)	10.9	7.9	30.4	39.7	(7.7)
Equity in earnings in investee companies, net of tax	2.9				0.4	3.3	2.5				1.2	3.7

Net income	$306.9	$(2.1)	$8.6	$9.1	$(208.7)	$113.8	$143.5	$(16.4)	$(11.7)	$(45.3)	$40.9	$111.0

Net income per common share(l):
Basic	$2.69					$1.00	$1.26					$0.97

Diluted	$2.67					$0.99	$1.25					$0.97

Net income per adjusted weighted average share(a)(m)(n):
Basic	$2.25					$0.83						$0.81

Diluted	$2.24					$0.83						$0.81

Exhibit 6: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES

(Unaudited) See Notes on Page 16

	Three Months Ended		Year Ended
	December 31,		December 31,
(in millions, except per share amounts)	2014	2013	2014	2013
Net income	$27.8	$50.0	$306.9	$143.5
Depreciation of billboard advertising structures	26.0	24.3	99.6	97.5
Amortization of real estate related intangible assets	12.7	10.7	44.9	43.2
Amortization of direct lease acquisition costs	9.6	8.2	33.8	30.9
Net (gain) loss on disposition of billboard advertising structures, net of tax	(1.7)	(10.7)	(2.1)	(16.4)
Adjustment related to equity-based investments	0.2	0.2	0.8	0.8

FFO	74.6	82.7	483.9	299.5
Restructuring charges, net of tax(o)	3.0	—	8.6	—
Acquisition costs, net of tax(h)	7.8	—	9.1	—
Income tax benefit from reversal of deferred tax liabilities due to REIT conversion	(3.3)	—	(235.6)	—
Incremental stand-alone costs, net of tax(p)	—	(3.2)	—	(11.7)
Incremental interest expense, net of tax(q)	—	(11.0)	—	(45.3)
REIT tax adjustment(i)	—	7.8	26.5	40.9

FFO, on a REIT-comparable basis	$82.1	$76.3	$292.5	$283.4

FFO	$74.6	$82.7	$483.9	$299.5
Adjustment for deferred income taxes	(3.1)	(10.6)	(249.5)	(19.4)
Cash paid for direct lease acquisition costs	(8.5)	(7.5)	(32.8)	(31.6)
Maintenance capital expenditures(b)	(7.9)	(9.5)	(23.3)	(23.7)
Restructuring charges - severance, net of tax	1.2	—	3.7	—
Acquisition costs, net of tax(h)	7.9	—	9.1	—
Other depreciation	1.9	1.9	7.6	7.0
Other amortization	5.4	4.2	16.3	17.2
Stock-based compensation	5.1	1.7	16.0	7.5
Non-cash effect of straight-line rent	0.5	0.2	(0.2)	1.2
Accretion expense	0.6	0.4	2.3	2.2
Amortization of deferred financing costs	1.4	—	12.1	—

AFFO	79.1	63.5	245.2	259.9
Incremental stand-alone costs, net of tax(p)	—	(3.2)	—	(11.7)
Incremental interest expense, net of tax(q)	—	(11.0)	—	(45.3)
Amortization of deferred financing costs	—	1.0	—	11.7
REIT tax adjustment(i)	—	19.4	37.4	62.0

AFFO, on a REIT-comparable basis	$79.1	$69.7	$282.6	$276.6

FFO, on a REIT-comparable basis, per adjusted weighted average share(a)(m)(n):
Basic	$0.60	$0.56	$2.14	$2.08
Diluted	$0.60	$0.56	$2.14	$2.07

AFFO, on a REIT-comparable basis, per adjusted weighted average share(a)(m)(n):
Basic	$0.58	$0.51	$2.07	$2.03
Diluted	$0.58	$0.51	$2.06	$2.02

Exhibit 7: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES

(Unaudited) See Notes on Page 16

	Three Months Ended		Year Ended
	December 31,		December 31,
(in millions)	2014	2013	2014	2013
Adjusted OIBDA	$120.6	$110.2	413.4	414.8
Interest expenses, net of deferred financing costs	(26.1)	—	(72.7)	—
Incremental interest expense, net of tax and amortization of deferred financing costs	—	(10.0)	—	(33.6)
Current taxes	(2.0)	(29.9)	(44.9)	(105.1)
Cash paid for direct lease acquisition costs	(8.5)	(7.5)	(32.8)	(31.6)
Maintenance capital expenditures (b)	(7.9)	(9.5)	(23.3)	(23.7)
Incremental stand-alone costs, net of tax (p)	—	(3.2)	—	(11.7)
Equity earnings of investee companies, net of tax	1.5	0.6	2.9	2.5
Adjustment related to equity-based investments	0.2	0.2	0.8	0.8
Non-cash effect of straight-line rent	0.5	0.2	(0.2)	1.2
Accretion expense	0.6	0.4	2.3	2.2
Other expense	0.2	(1.2)	(0.3)	(1.2)
REIT tax adjustment (i)	—	19.4	37.4	62.0

AFFO, on a REIT-comparable basis	$79.1	$69.7	$282.6	$276.6

NOTES TO EXHIBITS

(a)	Adjusted weighted average shares include the 23 million shares issued in connection with the initial public offering (“IPO”), the 97 million shares outstanding after our stock split, and the 16.5 million shares issued as a special dividend in connection with our conversion to a REIT for basic earnings per share (“EPS”). Adjusted weighted average shares for diluted EPS also include dilutive potential shares from grants of restricted share units (“RSUs”), performance-based restricted share units (“PRSUs”) and stock options.

(b)	Prior period amounts have been revised to the current presentation to reflect non-cash purchases of property and equipment.

(c)	Organic revenues exclude revenues associated with significant acquisitions and divestitures, business lines we no longer operate, and the impact of foreign currency exchange rates (“non-organic revenues”).

(d)	Includes $55.7 million for the three months ended December 31, 2014, and $58.3 million for the year ended December 31, 2014, related to acquisitions, the November 2013 sale of our transit shelter operations in the greater Los Angeles area and the April 2014 non-renewal of an unprofitable contract. Includes $7.1 million for the three months ended December 31, 2013, and $26.6 million for the year ended December 31, 2013, related to the impact of foreign currency exchange rates, the November 2013 sale of our transit shelter operations in the greater Los Angeles area and the April 2014 non-renewal of an unprofitable contract.

(e)	Revenues on a constant dollar basis are calculated as reported revenues excluding the impact of foreign currency exchange rates between periods.

(f)	Adjustment to exclude Net gain on dispositions.

(g)	Adjustment to reflect Restructuring charges.

(h)	Adjustment to reflect costs related to the Van Wagner acquisition.

(i)	Adjustment to reflect tax balances as if we had been operating as a REIT for all respective periods.

(j)	Adjustment to reflect incremental stand-alone costs at 2014 level.

(k)	Adjustment to reflect incremental interest expense at 2014 level.

(l)	Weighted average shares outstanding for basic EPS was 120.2 million shares and for diluted EPS was 120.7 million shares for the three months ended December 31, 2014 and 2013. Weighted average shares for basic EPS was 114.3 million shares and for diluted EPS was 114.8 million shares for the year ended December 31, 2014 and 2013.

(m)	Adjusted weighted average shares for basic EPS was 136.5 million shares and for diluted EPS was 137.0 million shares for the three months ended December 31, 2014 and 2013. Adjusted weighted average shares for basic EPS was 136.5 million shares and for diluted EPS was 137.0 million shares for the year ended December 31, 2014 and 2013.

(n)	On March 14, 2014, our board of directors declared a 970,000 to 1 stock split. As a result of the stock split, the 100 shares of our common stock then outstanding were converted into 97,000,000 shares of our common stock. The effects of the stock split have been applied retroactively to all reported periods for EPS purposes.

(o)	Restructuring charges relate to the severance of two executives and include stock-based compensation of $2.1 million for the three months ended December 31, 2014, and $5.6 million for the year ended December 31, 2014.

(p)	Adjustment to reflect incremental costs to operate as a stand-alone company, net of tax, at the same level as 2014.

(q)	Adjustment to reflect incremental interest expense, net of tax, at the same level as 2014.

*	Calculation not meaningful